CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our reports dated November 25, 2009, relating to the financial statements and financial highlights of Causeway International Value Fund, Causeway Emerging Markets Fund and Causeway Global Value Fund, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
December 30, 2009